THIRD SUPPLEMENTAL INDENTURE
Third Supplemental Indenture (this “Supplemental Indenture”), dated as of September 12, 2014, among the subsidiaries of Education Management LLC, a Delaware limited liability company (the “Company”), listed on the signature pages hereto (such subsidiaries, collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company, Education Management Finance Corp. (together with the Company, the “Issuers”) and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 5, 2013, providing for the issuance of $200,821,063 aggregate principal amount of Senior Cash Pay/PIK Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which are made solely by each Guaranteeing Subsidiary, with the Trustee assuming no responsibility for their correctness.
Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

BROWN MACKIE EDUCATION CORPORATION EDUCATION FINANCE II LLC SOUTH UNIVERSITY RESEARCH CORPORATION THE ART INSTITUTES INTERNATIONAL LLC
By:
Name: James A. Terrell
Title: Treasurer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

[Signature Page to Supplemental Indenture]